                                                                   Exhibit 23.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



TO THE DIRECTORS OF MORGAN STANLEY GROUP INC.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42464) pertaining to the Morgan Stanley UK Group Profit Sharing Scheme and in the related Prospectus of our report dated 23 February 1996, with respect to the financial statements of the Morgan Stanley UK Group Profit Sharing Scheme included in this Annual Report on Form 10-K for the year ended 31 December 1995.





/s/ Ernst & Young
    Chartered Accountants
    Registered Auditor
    London
    February 23, 1996